UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 22, 2020 Date of Report (Date of earliest event reported)

BIOLASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4 Cromwell

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 361-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	BIOL	The NASDAQ Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 22, 2020, Biolase, Inc. (the “Company”), executed the standard loan documents required for securing a loan (the “EIDL Loan”) from the United States Small Business Administration (the “SBA”) under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. The principal amount of the EIDL Loan is $150,000.00, with proceeds to be used for working capital purposes. Interest on the EIDL Loan accrues at the rate of 3.75% per annum and installment payments, including principal and interest, are due monthly beginning twelve months from the date of the EIDL Loan in the amount of $731.00. The balance of principal and interest is payable thirty years from the date of the promissory note. In connection with the EIDL Loan, the Company executed the EIDL Loan documents, which include the SBA Secured Disaster Loan Note, dated May 22, 2020, the Loan Authorization and Agreement, dated May 22, 2020, and the Security Agreement, dated May 22, 2020, each between the SBA and the Company.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure

On April 8, 2020, the Company announced that it had teamed up with MEKICS Co. Ltd., an intensive care unit (ICU) equipment manufacturer based in the Republic of Korea (“MEKICS”), to supply MEKICS’s MTV-1000 ICU-grade portable ventilator (the “MTV-1000 Ventilator”) through the Company’s manufacturing facility in Irvine, California. The MTV-1000 Ventilator received U.S. Food and Drug Administration (“FDA”) authorization for emergency use in connection with the COVID-19 pandemic. Since the commencement of this relationship, the Company received over $10 million in multiple purchase orders and received authorization to manufacture and supply the MTV-1000 Ventilator under FDA Emergency Use Authorization authority, and an exemption from the State of California to operate, market and produce the MTV-1000 Ventilator, which was a critically needed product at that time.

Subsequent to the above-referenced authorizations, MEKICS experienced supply chain disruptions for certain critical parts and was delayed in shipping ventilators to the Company. Although MEKICS is ready to ship ventilators at this time, the United States market for ventilator products has rapidly changed since early April, due to the effect and level of spread of COVID-19 infection throughout the nation, and went from products of undersupply to products of oversupply. As an example, certain state governments are now cancelling pre-paid orders for ventilators.

Due to the foregoing, the Company’s customers that had placed orders with the Company currently no longer need this supply. As a result, the Company has determined not to purchase any MTV-1000 Ventilators from MEKICS at this time for resale to customers.

However, if there is a second wave of COVID-19, the Company expects there may be a return to peak demand for this product. If that occurs, the Company expects to be in position to be able to address this demand through its collaboration with MEKICS.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. Forward-looking statements in this document include, without limitation, statements regarding the Company’s expectations as to the demand for ventilators due to the COVID-19 pandemic, and that the Company would be in a position to be able to address this demand through its collaboration with MEKICS. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE, INC.

Date: May 28, 2020	By:	/s/ John R. Beaver
John R. Beaver
Executive Vice President and Chief Financial Officer

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